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                                                                   Exhibit 10.10

The following Exhibit No. 10.10 constitutes a fair and accurate English translation of the original copy of this document.

                                  /s/ Douglas G. Scrivner
                                  --------------------------------
                                  Douglas G. Scrivner
                                  General Counsel and Secretary of Accenture Ltd


                               EMPLOYMENT CONTRACT

In Madrid, on 30 March 2001

                                     BETWEEN

Of the first part, Mr Carlos Vidal Amador de los Rios, in his capacity as legal representative of the company ACCENTURE S.L., (hereinafter "The COMPANY"), with registered address in Pza Pablo Ruiz Picasso s/n, Edificio Torre Picasso, Madrid, bearer of Fiscal Identification Number B-79217790 and registered with the Social Security under number 28/135161208.

And of the other part, Mr _______, of legal age, of Spanish nationality and resident in __________, bearer of National Identity Document Number ____________ (hereinafter "The EMPLOYEE").

Both parties recognise each other's sufficient capacity to enter into this present EMPLOYMENT CONTRACT.

                                  THEY DECLARE

I.- That The COMPANY is in the process of carrying out a global corporate restructuring which affects the companies pertaining to the group on a world-wide level and which, if implemented, would result in those employees who have enjoyed the capacity as shareholders until the date thereof losing said capacity.

II.- That The EMPLOYEE has been working for The COMPANY or for any of the companies within the group since ______, having acquired the capacity as shareholder in _____.

III.- That it is in the mutual interest of both parties to regulate the employment relationship which will exist between the same, entering into this employment contract, in accordance with the following

                                     CLAUSES

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ONE.- The EMPLOYEE will provide his services to The COMPANY, at its Madrid workplace, under the category of Manager, carrying out, inter alia, planning, co-ordination, supervision and monitoring duties regarding the work that is carried out under his/her management and in his/her activity sector, over the group of employees assigned thereto and, more specifically, those duties in relation to clients and the execution of consultancy agreements, as well as any other duties which, according to his/her professional category may, at any given time, be entrusted thereto.

TWO.- The working day will average forty hours per week when calculated over a one-year period, according to the corporate working calendar and respecting, in any event, any rest periods established on a legal or conventional basis. The holiday period will be thirty calendar days per year and the enjoyment thereof will be mutually agreed with The COMPANY.

THREE.- This contract will have an indefinite term and will enter into force on the day The EMPLOYEE, according to declaration number I above, within the framework of the global restructuring process, carries out a transfer of its stake in The COMPANY, thereby losing his capacity as shareholder hereof.

FOUR.- The fixed annual remuneration to be paid to The EMPLOYEE for all concepts, will amount to _________ gross pesetas on an annual basis. All the wage concepts set forth in the applicable Collective Bargaining Agreement are included in said remuneration. The remuneration will be reviewed on an annual basis by mutual agreement between The EMPLOYEE and The COMPANY and, in the absence of any agreement, the remuneration will be increased by the corresponding CPI or any other Index that replaces the same.

In addition, The EMPLOYEE shall receive a variable and non-cumulative payment, in the form of a single annual bonus, the amount of which shall be determined according to criteria that both parties shall agree upon in a written document which, once signed, shall form integral part of the present contract.

The EMPLOYEE shall receive payments in kind granted by The COMPANY, according to the terms and conditions established in the policy of The COMPANY for the employee groups of the same.

FIVE.- The EMPLOYEE may not provide services, remunerated or otherwise, on his own behalf or on behalf of another, for the profit or benefit of himself or another, that may coincide with the activity of The COMPANY or with any of the company's areas of business, that affect the interests of the same. At the time that the present contract is signed, The EMPLOYEE declares that he is in compliance with said obligation to abstain from participating in the manner established in any coinciding business or activity.

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In any case, The EMPLOYEE, on request, shall provide the company with any information relative to potential conflicts of interest.

SIX.- The EMPLOYEE is aware and accepts that, due to his work at The COMPANY, he may have access to confidential information regarding work methods, clients or third parties, transactions carried out or in progress, etc. He/she is obliged to maintain the strictest confidentiality and only utilise said information in a professional context. He/she shall not mention nor divulge said information by any other method to third parties, even when these are relatives or other members of The COMPANY who do not have access to it.

The EMPLOYEE shall diligently ensure that any information relative to clients does not fall into the hands of anyone, handling information related to work, clients and transactions in such a way that no person who is not authorised by The COMPANY shall have access to said information.

This pledge of confidentiality shall remain in force even after The EMPLOYEE leaves The COMPANY.

SEVEN.- The present contract may be terminated for legally established reasons. If said termination is caused by any of the cases set forth in the articles 40.1, 50, 51, 52 and 56 of the Workers Statute ("Estatuto de Trabajadores"), The COMPANY shall be obliged to pay the indemnification foreseen for the unfair dismissal in article 56 of said Workers Statute. To this effect, given that The EMPLOYEE has provided services to The COMPANY or to one of the companies within the group since _________, all time that The EMPLOYEE has provided his services in any of these companies shall be calculated as years of service, including the period in which he held the capacity as shareholder ("socio"). Consequently, it is hereby agreed that the employee's length of service to date is ___ years, ____ months and ____ days. Similarly, the time that elapses between the signing of this contract and when it enters into force shall also be computed, as will the time that elapses between the latter and the date of dismissal of The EMPLOYEE.

EIGHT.- In accordance with the legislation in force, (L.O. 15/99 of 13 December, on the Protection of Personal Data), The EMPLOYEE is expressly informed and conscious of the incorporation of his information into the Company's automated files that will be subject to automated processing for the purpose of maintaining the labour relationship.

The EMPLOYEE accepts that, as a consequence of the globalisation process in which the firm finds itself immersed and the new possibilities offered by our technological infrastructure, his personal information that is collected in the automated files of The COMPANY may be transferred to an automated file located outside of Spain. Said file may be accessed by offices of the group located in Spain and abroad for the same purposes as for which they were compiled.

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The EMPLOYEE has the possibility of requesting and obtaining information on such personal data and correcting or modifying said data if appropriate, according to the terms set forth in articles 15 and 16 of the set of regulations mentioned above.

NINE.- Regarding anything not established here, the parties shall be governed by the corresponding set of regulations: State Collective Bargaining Agreement, Company Organisation and Accounting Consulting Companies ("Convenio Colectivo Estatal para Empresas Consultoras de Planificacion, Organizacion y Contable"), Workers Statute ("Estatuto de Trabajadores"), General Social Security Law ("Ley General de la Seguridad Social"), Law on the Prevention of Occupational Risks ("Ley de Prevencion de Riesgos Laborales") and any other regulations that may be applicable.

And for the record, as proof of conformity with the above, they sign the present contract in triplicate and for a single purpose in the place and on the date indicated above.

The EMPLOYEE                                          The COMPANY

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